                                      ML MILLBURN GLOBAL L.L.C.
                                      (A DELAWARE LIMITED LIABILITY COMPANY)


                                      Financial Statements for the years ended
                                      December 31, 2003 and 2002 and Independent
                                      Auditors' Report


[MERRILL LYNCH LOGO]

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          PAGE
                                                                          ----
INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
 DECEMBER 31, 2003 AND 2002:

 Statements of Financial Condition                                           2

 Statements of Income                                                        3

 Statements of Changes in Member's Capital                                   4

 Notes to Financial Statements                                            5-10

INDEPENDENT AUDITORS' REPORT


To the Member of
 ML Millburn Global L.L.C.:

We have audited the accompanying statements of financial condition of ML Millburn Global L.L.C. (the "Company") as of December 31, 2003 and 2002, and the related statements of income and of changes in member's capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML Millburn Global L.L.C. as of December 31, 2003 and 2002, and the results of its operations and changes in its member's capital for the years then ended in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


New York, New York
March 10, 2004

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

                                                            2003             2002
                                                       --------------   --------------
ASSETS

Equity in commodity futures trading accounts:
  Cash and option premiums                              $ 14,851,658     $ 15,235,341
  Net unrealized profit on open contracts (Note 2)           905,882        1,048,817
Due From Invested Funds                                      605,436                -
Accrued interest (Note 4)                                     11,365           16,558
                                                       --------------   --------------

         TOTAL                                          $ 16,374,341     $ 16,300,716
                                                       ==============   ==============

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:

  Brokerage commissions payable (Note 4)                $    111,679     $    114,267
  Profit Shares payable (Note 5)                             270,959          484,266
  Administrative fees payable (Note 4)                         3,284            3,361
  Due to Invested funds                                            -          234,434
                                                       --------------   --------------

      Total liabilities                                      385,922          836,328
                                                       --------------   --------------

MEMBER'S CAPITAL:
  Voting Member                                           15,988,419       15,464,388
                                                       --------------   --------------

      Total Member's capital                              15,988,419       15,464,388
                                                       --------------   --------------

         TOTAL                                          $ 16,374,341     $ 16,300,716
                                                       ==============   ==============

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

                                                            2003             2002
                                                       --------------   --------------
REVENUES

Trading profit (loss):
  Realized (Note 6)                                     $  2,513,085     $  4,214,773
  Change in unrealized                                      (142,930)         397,076
                                                       --------------   --------------

     Total trading results                                 2,370,155        4,611,849

Interest income (Note 4)                                     171,290          225,650
                                                       --------------   --------------

     Total revenues                                        2,541,445        4,837,499
                                                       --------------   --------------

EXPENSES

Brokerage commissions (Note 4)                             1,400,367        1,216,466
Profit Shares (Note 5)                                       310,215          510,681
Administrative fees (Note 4)                                  41,187           35,778
                                                       --------------   --------------

     Total expenses                                        1,751,769        1,762,925
                                                       --------------   --------------

NET INCOME                                              $    789,676     $  3,074,574
                                                       ==============   ==============

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2001                                  $   13,077,841

Net income                                                3,074,574

Withdrawals                                              (1,742,545)

Additions                                                 1,054,518
                                                    ----------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2002                                      15,464,388

Net income                                                  789,676

Withdrawals                                              (1,268,287)

Additions                                                 1,002,642
                                                    ----------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2003                                  $   15,988,419
                                                    ================

See notes to financial statements.

ML MILLBURN GLOBAL L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     ML Millburn Global L.L.C. (the "Company") was organized under the Delaware Limited Liability Company Act on November 22, 1996 and commenced trading activities on December 2, 1996. The Company engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. Millburn Ridgefield Corporation ("Millburn") is the trading advisor to the Company. Merrill Lynch Alternative Investments LLC ("MLAI"), formerly MLIM Alternative Strategies LLC, is a wholly-owned subsidiary of Merrill Lynch Investment Managers L.P. ("MLIM") which in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), has been delegated administrative authority of the Company. Merrill Lynch, Pierce Fenner & Smith Incorporated ("MLPF&S"), is the Company's commodity broker.

     The Company has authorized two classes of Membership Interests: Non-Voting Interests and Voting Interests (collectively, "Interests"). These two classes of Interests have common economic interests in the Company. The Non-Voting Interests, which can be held by non-United States investment funds sponsored by MLAI, would not participate in the management of the Company, or engage, directly or indirectly in, participate in or control any portion of the business activities or affairs of the Company. Currently, there are no Non-Voting Members. Management of the Company is vested solely in the Voting Interests, which can be held by United States limited partnerships. Currently, there is only one Voting Member of the Company (the "Member"). The Member controls all business activities and affairs of the Company, subject to the trading authority vested in and delegated to Millburn and the administrative authority vested in and delegated to MLAI. The Member is a "commodity pool" sponsored and managed by MLAI.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in Net unrealized profit on open contracts in the Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in net unrealized profit
     (loss) on open contracts from one period to the next is reflected in Change in unrealized under Trading profit (loss) in the Statements of Income.

     FOREIGN CURRENCY TRANSACTIONS

     The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results.

     OPERATING EXPENSES

     MLAI pays for all operating costs (including all legal, accounting, printing, postage and similar administrative expenses) of the Company.

     INCOME TAXES

     No provision for income taxes has been made in the accompanying financial statements as the Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

     DISTRIBUTIONS

     The Company has made no distributions for the years ended December 31, 2003 or 2002.

     WITHDRAWALS

     The Member may withdraw some or all of such Member's capital at Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

     DISSOLUTION

     The Company will terminate on December 31, 2046 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.

2.   CONDENSED SCHEDULE OF INVESTMENTS

     The Company's investments, defined as Net unrealized profit on open contracts on the Statements of Financial Condition, as of December 31, 2003 and 2002 are as follows:

2003

                                LONG POSITIONS                                   SHORT POSITIONS
   COMMODITY       NUMBER OF      UNREALIZED       PERCENT OF       NUMBER OF       UNREALIZED      PERCENT OF   NET UNREALIZED
 INDUSTRY SECTOR   CONTRACTS    PROFIT (LOSS)      NET ASSETS       CONTRACTS      PROFIT (LOSS)    NET ASSETS    PROFIT (LOSS)
 ---------------   ---------    --------------     ----------       ---------    ---------------    ----------   --------------
Currencies         22,422,705    $    1,632,249           10.21%    (32,100,949)   $     (938,300)       -5.87%   $      693,949
Interest rates            443             9,780            0.06%            (35)           (3,213)       -0.02%            6,567
Metals                    107           119,265            0.74%              -                 -         0.00%          119,265
Stock indices              95            86,101            0.54%              -                 -         0.00%           86,101
                                ----------------                                  ----------------               ----------------

Total                            $    1,847,395           11.55%                   $     (941,513)       -5.89%   $      905,882
                                ================                                  ================               ================

   COMMODITY       PERCENT OF
 INDUSTRY SECTOR   NET ASSETS       MATURITY DATES
 ---------------   ----------       --------------
Currencies            4.34%      March 04
Interest rates        0.04%      March 04 - June 04
Metals                0.74%      February 04 - March 04
Stock indices         0.54%      January 04 - March 04

Total                 5.66%

2002

                                LONG POSITIONS                                   SHORT POSITIONS
   COMMODITY       NUMBER OF      UNREALIZED       PERCENT OF       NUMBER OF       UNREALIZED      PERCENT OF   NET UNREALIZED
 INDUSTRY SECTOR   CONTRACTS    PROFIT (LOSS)      NET ASSETS       CONTRACTS      PROFIT (LOSS)    NET ASSETS    PROFIT (LOSS)
 ---------------   ---------    --------------     ----------       ---------    ---------------    ----------   --------------
Currencies          4,646,031    $    2,685,808           17.37%     (3,246,832)   $   (2,308,673)      -14.93%   $      377,135
Interest rates            617           524,018            3.39%              -                 -         0.00%          524,018
Metals                    147            31,399            0.20%            (86)           33,111         0.21%           64,510
Stock indices               -                 -            0.00%            (61)           83,154         0.54%           83,154
                                ----------------                                  ----------------               ----------------

Total                            $    3,241,225           20.96%                   $   (2,192,408)      -14.18%   $    1,048,817
                                ================                                  ================               ================

   COMMODITY       PERCENT OF
 INDUSTRY SECTOR   NET ASSETS
 ---------------   ----------
Currencies              2.44%
Interest rates          3.39%
Metals                  0.41%
Stock indices           0.54%

Total                   6.78%

No individual contract's unrealized gain or loss comprised greater than 5% of the Partnership's net assets during 2003 or 2002.

3.  FINANCIAL DATA HIGHLIGHTS

     The following ratios have been derived from information provided in the financial statements for the year ended December 31, 2003.

     TOTAL INVESTMENT RETURN, COMPOUNDED MONTHLY:

     Investment return before Profit Shares                              5.73%
     Profit shares                                                      (2.01)%
     Total investment return                                             4.15%
                                                                 =============

     RATIOS TO AVERAGE NET ASSETS:

     Operating expenses (not including Profit Shares)                    9.01%
     Profit Shares                                                       1.94%
                                                                 -------------
     Expenses                                                           10.95%
                                                                 =============

4.  RELATED PARTY TRANSACTIONS

     The Company's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest that Merrill Lynch pays to the Company, from possession of such assets.

     Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S. dollar-denominated positions.

     Following the allocation of the Company's trading profit (loss) and interest income to the Member's capital account, MLAI calculates the brokerage commissions, administrative fees, Profit Shares and other expenses due from the Company to third parties. Such commissions, fees and expenses are specifically calculated for the Member as of the end of each accounting period and deducted from the Member's capital account and paid out by the Company. The Company currently pays brokerage commissions to MLPF&S at flat monthly rate of .708 of 1% (a 8.50% annual rate), reflecting the fee arrangement between the Member and MLPF&S.

     The Company pays MLPF&S a monthly administrative fee of .021 of 1% (a .25% annual rate) of the Member's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLPF&S pays Millburn an annual consulting fee of 2% of the Company's average month-end assets, after reduction for a portion of brokerage commissions.

5.  ADVISORY AGREEMENT

     The Advisory Agreement between the Company and Millburn has remained essentially unchanged since the inception of the Company. This Agreement is in effect for successive one-year terms, but, in fact, given the single advisor structure of the Company, the Company would terminate were Millburn to withdraw. Millburn determines the commodity futures, options on futures and forward contract trades to be made on behalf of the Company, subject to certain rights reserved by MLAI.

     The Company pays to Millburn an annual Profit Share equal to 20% of any New Trading Profit, as defined, attributable to the Member's respective capital accounts. Profit Shares are calculated separately in respect of the Member's respective capital accounts. Profit Shares are also paid to Millburn upon the withdrawal of capital from the Company by the Member.

6.  COPPER SETTLEMENT

     The Company, as a member of a class of plaintiffs, received a settlement payment in August 2002 relating to certain copper trades made by a number of investors, including the Company, during a period in the mid-1990s. Members of the class were those who purchased or sold Comex copper fixtures or options contracts between June 24, 1993 and June 15, 1996. The amount of the settlement of the Company was $48,352, which is included in the realized profit of the Company. The effect of the settlement payment was included in the Company's performance in August 2002.

7.  FAIR VALUE AND OFF-BALANCE SHEET RISK

     The nature of this Company has certain risks, which can not be presented on the financial statements. The following summarizes some of those risks.

     MARKET RISK

     Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

     MLAI has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of Millburn, calculating the Net Asset Value of the Company and of the Member's respective capital accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Company's market exposure; MLAI may consult with Millburn concerning the possibility of Millburn reducing trading leverage or market concentrations. However, such interventions are unusual. Except in cases in which it appears that Millburn has begun to deviate from past practice and trading policies or to be trading erratically, MLAI's basic risk control procedures consist simply of the ongoing process of advisor monitoring with the market risk controls being applied by Millburn.

     CREDIT RISK

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets for the years ended December 31, 2003 and 2002.

     The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit on open contracts, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

     The Company, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Statements of Financial Condition under Equity in Commodity futures trading accounts.


                               * * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


                               Michael L. Pungello
                             Chief Financial Officer
                    Merrill Lynch Alternative Investments LLC
                           Commodity Pool Operator of
                            ML Millburn Global L.L.C.

                                ML JWH FINANCIAL AND
                                METALS PORTFOLIO L.L.C.
                                (A DELAWARE LIMITED LIABILITY COMPANY)


                                Financial Statements for the years ended
                                December 31, 2003 and 2002 and Independent
                                Auditors' Report


[MERRILL LYNCH LOGO]

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)


TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORT                                                   1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
 DECEMBER 31, 2003 AND 2002:

 Statements of Financial Condition                                             2

 Statements of Income                                                          3

 Statements of Changes in Member's Capital                                     4

 Notes to Financial Statements                                              5-10

INDEPENDENT AUDITORS' REPORT


To the Members of
 ML JWH Financial and Metals Portfolio L.L.C.:

We have audited the accompanying statements of financial condition of ML JWH Financial and Metals Portfolio L.L.C. (the "Company") as of December 31, 2003 and 2002, and the related statements of income and of changes in member's capital for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML JWH Financial and Metals Portfolio L.L.C. as of December 31, 2003 and 2002, and the results of its operations and changes in its member's capital for the years then ended in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


New York, New York
March 10, 2004

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

                                                                2003                 2002
                                                          -----------------   -----------------
ASSETS

Equity in commodity futures trading accounts:
  Cash and option premiums                                 $    16,043,538     $    14,002,855
  Net unrealized profit on open contracts (Note 2)                 911,789           1,392,986
Due from Invested Fund                                                   -             166,783
Accrued interest (Note 4)                                           11,586              15,204
                                                          -----------------   -----------------

           TOTAL                                           $    16,966,913     $    15,577,828
                                                          =================   =================

LIABILITIES AND MEMBER'S CAPITAL

LIABILITIES:

  Brokerage commissions payable (Note 4)                   $       120,040     $       110,199
  Administrative fees payable (Note 4)                               3,530               3,241
  Due to Member                                                    854,923                   -
                                                          -----------------   -----------------

         Total liabilities                                         978,493             113,440
                                                          -----------------   -----------------

MEMBER'S CAPITAL:
  Voting Member                                                 15,988,420          15,464,388
                                                          -----------------   -----------------

         Total Member's capital                                 15,988,420          15,464,388
                                                          -----------------   -----------------

           TOTAL                                           $    16,966,913     $    15,577,828
                                                          =================   =================

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

                                                              2003               2002
                                                        ---------------    ---------------
REVENUES

Trading profit (loss):
  Realized  (Note 6)                                    $     4,981,174    $     6,162,488
  Change in unrealized                                         (481,197)           740,032
                                                        ---------------    ---------------

    Total trading results                                     4,499,977          6,902,520

Interest income (Note 4)                                        167,813            226,525
                                                        ---------------    ---------------

    Total revenues                                            4,667,790          7,129,045
                                                        ---------------    ---------------

EXPENSES

Brokerage commissions (Note 4)                                1,423,539          1,226,461
Profit Shares (Note 5)                                          400,765            638,692
Administrative fees (Note 4)                                     41,869             36,072
                                                        ---------------    ---------------

    Total expenses                                            1,866,173          1,901,225
                                                        ---------------    ---------------

NET INCOME                                              $     2,801,617    $     5,227,820
                                                        ===============    ===============

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

STATEMENTS OF CHANGES IN MEMBER'S CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

                                                       VOTING MEMBER
                                                      ---------------
MEMBER'S CAPITAL,
  DECEMBER 31, 2001                                   $    13,077,841

Net income                                                  5,227,820

Withdrawals                                                (2,841,273)
                                                      ---------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2002                                        15,464,388

Net income                                                  2,801,617

Withdrawals                                                (2,277,585)
                                                      ---------------

MEMBER'S CAPITAL,
  DECEMBER 31, 2003                                   $    15,988,420
                                                      ===============

See notes to financial statements.

ML JWH FINANCIAL AND METALS PORTFOLIO L.L.C.
(A Delaware Limited Liability Company)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    ML JWH Financial and Metals Portfolio L.L.C. (the "Company") was organized under the Delaware Limited Liability Company Act on September 19, 1996 and commenced trading activities on October 1, 1996. The Company engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. John W. Henry & Company, Inc. ("JWH(R)") is the trading advisor to the Company. Merrill Lynch Alternative Investments LLC ("MLAI"), formerly MLIM Alternative Strategies LLC, is a wholly-owned subsidiary of Merrill Lynch Investment Managers ("MLIM") which in turn, is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch") has been delegated administrative authority of the Company. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") is the Company's commodity broker.

    The Company has authorized two classes of Membership Interests: Non-Voting Interests and Voting Interests (collectively, "Interests"). These two classes of Interests have common economic interests in the Company, but the Non-Voting Interests, which can be held by non-United States investment funds sponsored by MLAI, would not participate in the management of the Company, or engage in, directly or indirectly, participate in or control any portion of the business activities or affairs of the Company. Currently, there are no Non-Voting Members. Management of the Company is vested solely in the Voting Interests, which are held by United States limited partnerships. Currently, there is only one Voting Member of the Company (the "Member"). The Member controls all business activities and affairs of the Company subject to the trading authority vested in and delegated to JWH(R) and the administrative authority vested in and delegated to MLAI. The Member is a "commodity pool" sponsored and managed by MLAI.

    ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Commodity futures, options on futures and forward contract transactions are recorded on the trade date and open contracts are reflected in net unrealized profit on open contracts in the Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in unrealized profit on open contracts from one period to the next is reflected in Change in unrealized under Trading profit (loss), in the Statements of Income.

    FOREIGN CURRENCY TRANSACTIONS

    The Company's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results.

    OPERATING EXPENSES

    MLAI pays for all operating costs (including all legal, accounting, printing, postage and similar administrative expenses) of the Company.

    INCOME TAXES

    No provision for income taxes has been made in the accompanying financial statements as the Member is individually responsible for reporting income or loss based on such Member's respective share of the Company's income and expenses as reported for income tax purposes.

    DISTRIBUTIONS

    The Company has made no distributions for the years ended December 31, 2003 or 2002.

    WITHDRAWALS

    The Member may withdraw some or all of such Member's capital at the Net Asset Value as of the close of business on any business day. There are no withdrawal fees or charges.

    DISSOLUTION

    The Company will terminate on September 30, 2046 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Organization Agreement.

2.  CONDENSED SCHEDULE OF INVESTMENTS

    The Company's investments, defined as Net unrealized profit on open contracts on the Statements of Financial Condition, as of December 31, 2003 and 2002 are as follows:

    2003

                                      LONG POSITIONS                             SHORT POSITIONS
                                      --------------                             ---------------
     COMMODITY INDUSTRY    NUMBER OF    UNREALIZED      PERCENT OF   NUMBER OF      UNREALIZED     PERCENT OF      NET UNREALIZED
     -------------------   ---------    ----------      ----------   ---------      ----------     ----------      --------------
           SECTOR          CONTRACTS  PROFIT (LOSS)     NET ASSETS   CONTRACTS    PROFIT (LOSS)    NET ASSETS      PROFIT (LOSS)
           ------          ---------  -------------     ----------   ---------    -------------    ----------      -------------
    Currencies             2,064,614   $   775,452         4.85%      (855,900)     $  (33,570)      -0.21%         $    741,882
    Interest rates               419       (35,078)       -0.22%             -               -        0.00%              (35,078)
    Metals                       111       273,979         1.71%             -               -        0.00%              273,979
    Stock indices                111        96,935         0.61%           (27)       (165,929)      -1.04%              (68,994)
                                       -----------                                  ----------                      ------------

    Total                              $ 1,111,288         6.95%                    $ (199,499)      -1.25%         $    911,789
                                       ===========                                  ===========                     ============

     COMMODITY INDUSTRY      PERCENT OF
     -------------------     ----------
           SECTOR            NET ASSETS         MATURITY DATES
           ------            ----------         --------------
    Currencies                 4.64%         March 04
    Interest rates            -0.22%         March 04 - December 04
    Metals                     1.71%         February 04 - March 04
    Stock indices             -0.43%         March 04

    Total                      5.70%

    2002

                                      LONG POSITIONS                             SHORT POSITIONS
                                      --------------                             ---------------
     COMMODITY INDUSTRY    NUMBER OF    UNREALIZED      PERCENT OF   NUMBER OF      UNREALIZED    PERCENT OF       NET UNREALIZED
     -------------------   ----------   -----------     ----------   ----------     ----------    ----------       --------------
           SECTOR          CONTRACTS  PROFIT (LOSS)     NET ASSETS   CONTRACTS    PROFIT (LOSS)   NET ASSETS       PROFIT (LOSS)
           ------           --------- -------------     ----------   ---------    -------------   ----------       --------------
    Currencies                55,468   $   932,980         6.03%    (1,164,884)     $ (307,663)      -1.99%         $    625,317
    Interest rates               690       697,359         4.51%             -               -        0.00%              697,359
    Metals                       167        81,485         0.53%           (67)        (26,581)      -0.17%               54,904
    Stock indices                 10        (5,600)       -0.04%            (7)         21,006        0.14%               15,406
                                       -----------                                  ----------                      ------------

    Total                              $ 1,706,224        11.03%                    $ (313,238)      -2.02%         $  1,392,986
                                       ===========                                  ==========                      ============

     COMMODITY INDUSTRY                  PERCENT OF
     -------------------                ----------
           SECTOR                        NET ASSETS
           ------                       ----------
    Currencies                               4.04%
    Interest rates                           4.51%
    Metals                                   0.36%
    Stock indices                            0.10%

    Total                                    9.01%

    No individual contract's unrealized gain or loss comprised greater than 5% of the Partnership's net assets during 2003 or 2002.

3.  FINANCIAL DATA HIGHLIGHTS

    The following ratios have been derived from information provided in the financial statements for the year ended December 31, 2003.

    TOTAL INVESTMENT RETURN, COMPOUNDED MONTHLY:

    Investment return before Profit Shares                        21.17%
    Profit shares                                                 (2.63)%
    Total investment return, compounded monthly                   18.50%
                                                          =============

    RATIOS TO AVERAGE NET ASSETS:

    Operating expenses (not including Profit Shares)               9.01%
    Profit Shares                                                  2.47%
                                                          -------------
    Expenses                                                      11.48%
                                                          =============

4.  RELATED PARTY TRANSACTIONS

    The Company's U.S. dollar assets are maintained at MLPF&S. On assets held in U.S. dollars, Merrill Lynch credits the Company with interest at the prevailing 91-day U.S. Treasury bill rate. The Company is credited with interest on any of its assets and net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit, in excess of the interest that Merrill Lynch pays to the Company, from possession of such assets.

    Merrill Lynch charges the Company Merrill Lynch's cost of financing realized and unrealized losses on the Company's non-U.S. dollar-denominated positions.

    Following the allocation of the Company's trading profit (loss) and interest income among the Member's respective capital accounts, MLAI calculates the brokerage commissions, Profit Shares, administrative fees and other expenses due from the Company to third parties. Such commissions, fees, Profit Shares and expenses are specifically calculated for the Member as of the end of each accounting period and deducted from Member's capital account and paid out by the Company. The Company currently pays brokerage commissions to MLPF&S at flat monthly rate of .708 of 1% (an 8.5% annual rate) reflecting the fee arrangement between the Member and MLPF&S.

    The Company pays MLPF&S a monthly administrative fee of .021 of 1% (a .25% annual rate) of the Member's month-end assets. Month-end assets are not reduced for purposes of calculating brokerage commissions and administrative fees by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

    MLPF&S pays the Advisor an annual consulting fee of 2% of the Company's average month-end assets, after reduction for a portion of the brokerage commissions.

5.  ADVISORY AGREEMENT

    The Advisory Agreement between the Company and JWH(R) is in effect for successive one-year terms, but, in fact, given the single advisor structure of the Company, the Company would terminate were JWH(R) to withdraw. JWH(R) determines the commodity futures, options on futures and forward contract trades to be made on behalf of the Company, subject to certain Company trading policies and to certain rights reserved by MLAI.

    The Company pays to JWH(R) a quarterly Profit Share equal to 20% of any New Trading Profit, as defined, attributable to the Member's respective capital accounts. Profit Shares are calculated separately in respect of the Member's respective capital accounts. Profit Shares are determined as of the end of each calendar quarter and are also paid to JWH(R) upon the withdrawal of capital from the Company by the Member for whatever purpose, other than to pay expenses.

6.  COPPER SETTLEMENT

    The Company, as a member of a class of plaintiffs, received a settlement payment in August 2002 relating to certain copper trades made by a number of investors, including the Company, during a period in the mid-1990s. Members of the class were those who purchased or sold Comex copper fixtures or options contracts between June 24, 1993 and June 15, 1996. The amount of the settlement of the Company was $52,129, which is included in the realized profit of the Company. The effect of the settlement payment was included in the Company's performance in August 2002.

7.  FAIR VALUE AND OFF-BALANCE SHEET RISK

    The nature of this Company has certain risks, which can not be presented on the financial statements. The following summarizes some of those risks.

    MARKET RISK

    Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the underlying financial instruments or commodities underlying such derivative instruments frequently result in changes in the Company's net unrealized profit on such derivative instruments as reflected in the Statements of Financial Condition. The Company's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Company as well as the volatility and liquidity in the markets in which such derivative instruments are traded.

    MLAI has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of JWH(R), calculating the Net Asset Value of the Company and of the Member's respective capital accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations. While MLAI does not itself intervene in the markets to hedge or diversify the Company's market exposure, MLAI may consult with JWH(R) concerning the possibility of JWH(R) reducing trading leverage or market concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH(R) has begun to deviate from past practice and trading policies or to be trading erratically, MLAI's basic risk control procedures consist simply of the ongoing process of advisor monitoring with the market risk controls being applied by JWH(R).

    CREDIT RISK

    The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets for the years ended December 31, 2003 and 2002.

    The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit, if any, included in the Statements of Financial Condition. The Company attempts to mitigate this risk by dealing exclusively with Merrill Lynch entities as clearing brokers.

    The Company, in its normal course of business, enters into various contracts, with MLPF&S acting as its commodity broker. Pursuant to the brokerage agreement with MLPF&S (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLPF&S, these receivables and payables are offset and reported as a net receivable or payable and included in the Statements of Financial Condition under Equity in commodity futures accounts.

                                * * * * * * * * *

                 To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.

                               Michael L. Pungello
                             Chief Financial Officer
                    Merrill Lynch Alternative Investments LLC
                             Commodity Pool Operator
                  ML JWH Financial and Metals Portfolio L.L.C.